Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "4NET SOFTWARE, INC.", CHANGING ITS NAME FROM "4NET SOFTWARE, INC." TO "REGIONAL BRANDS INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF APRIL, A.D. 2016, AT 4:31 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2105565 8100
SR# 20162152462

Authentication: 202113921
Date: 04-07-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:31 PM 04/07/2016
FILED 04:31 PM 04/07/2016
SR 20162152462 - File Number 2105565

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

4NET SOFTWARE, INC.

4NET SOFTWARE, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of 4NET SOFTWARE, INC. duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and obtained the written consent of a majority of the stockholders of the Corporation for approval thereof.

SECOND: That the Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows:

FIRST: The name of the Corporation is: Regional Brands Inc.

THIRD: That the Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered FOURTH so that, as amended, said Article shall be and read as follows:

FOURTH: The Corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
-----	----------------	-------------
Common Stock	750,000,000	$.00001
Preferred Stock	5,000,000	$.01

FIFTH: That thereafter, pursuant to Section 228 of the General Corporation Law of the State of Delaware, a majority of the shareholders of the Corporation executed a written consent in favor of the amendment.

SIXTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SEVENTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Steven N. Bronson, its President on this 7th day of April, 2016.

By: Steven N. Bronson, President